WesBanco Announces Fourth Quarter 2020 Financial Results

Wheeling, WV, January 26, 2021 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and twelve months ended December 31, 2020. Net income available to common shareholders for the three months ended December 31, 2020 was $50.2 million, with diluted earnings per share of $0.75, compared to $36.4 million and $0.60 per diluted share, respectively, for the fourth quarter of 2019. For the twelve months ended December 31, 2020, reflecting the impact from the 2020 adoption of the new Current Expected Credit Losses (“CECL”) accounting standard, net income available to common shareholders was $119.4 million, or $1.77 per diluted share, compared to $158.9 million, or $2.83 per diluted share, for the 2019 period. Net income available to common shareholders excluding after-tax restructuring and merger-related expenses for the three months ended December 31, 2020, was $50.6 million, or $0.76 per diluted share, as compared to $45.5 million and $0.75 per diluted share, respectively, in the prior year quarter (non-GAAP measures). On the same basis, net income available to common shareholders for the twelve months ended December 31, 2020 was $127.1 million, or $1.88 per diluted share, as compared to $171.8 million, or $3.06 per diluted share, in the prior year period (non-GAAP measures).

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2020		2019		2020		2019
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$50,593	$0.76	$45,478	$0.75	$127,083	$1.88	$171,827	$3.06
Less: After tax restructuring and merger-related expenses (2)	(383)	(0.01)	(9,102)	(0.15)	(7,683)	(0.11)	(12,954)	(0.23)
Net income available to common shareholders (GAAP)	$50,210	$0.75	$36,376	$0.60	$119,400	$1.77	$158,873	$2.83
(1)	See non-GAAP financial measures for additional information relating to the calculation of these items.
(2)	For 2020, after tax merger-related expenses totaled $5.1 million, and after tax restructuring expenses from financial center optimization totaled $2.6 million.

On November 22, 2019, WesBanco consummated the merger with Old Line Bancshares, Inc. (“OLBK”), a bank holding company headquartered in Bowie, MD with approximately $3.0 billion in assets, excluding goodwill. Financial results for OLBK have been included in WesBanco’s results from the merger consummation date.

WesBanco believes that pre-tax, pre-provision income (non-GAAP measure) provides a more comparable year-over-year measure as it removes the impact of the new CECL accounting standard implemented earlier this year. For the three months ended December 31, 2020, pre-tax, pre-provision income, excluding restructuring and merger-related expenses, increased 14.2% year-over-year to $64.8 million compared to $56.8 million for the prior period. On the same basis, pre-tax, pre-provision income, for the twelve months ended December 31, 2020, increased 18.9% year-over-year to $262.5 million compared to $220.8 million last year. In addition, on the same basis, the return on average assets was 1.56% for the three month and 1.60% for the twelve month periods ending December 31, 2020. WesBanco believes that these non-GAAP financial measures are useful to investors as they enhance investors’ understanding of the Company’s business and performance.

Financial and operational highlights during the quarter ended December 31, 2020:

•	WesBanco is a well-capitalized financial institution with solid liquidity and a strong balance sheet
•	Strong year-over-year growth in pre-tax, pre-provision income (non-GAAP measure) for both the quarter and annual periods
•	Total loan growth was 5.1% year-over-year, driven by WesBanco’s support of small businesses impacted by the pandemic
o	Total loan growth includes nearly 6,850 loans remaining from the first rounds of the Small Business Administration’s Payroll Protection Program (“SBA PPP”) totaling approximately $726.3 million
o	Commercial & industrial loan growth was 2.2% year-over-year, excluding SBA PPP loans
•	Deposit growth, excluding certificates of deposit, was 20.8% year-over-year, driven by growth in demand deposits
•	Trust assets under management totaled a record $5.0 billion, driven by both market appreciation and organic growth
•	Continued expense management demonstrated by a year-to-date efficiency ratio of 56.38% (non-GAAP measure)
•

Key credit quality metrics such as non-performing assets, past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion (based upon the four quarters prior to the current earnings period)

•

Subsequent to year-end, on January 22, 2021, WesBanco Bank completed its financial center optimization strategy announced during August 2020 through the consolidation of 21 financial centers into nearby locations and the conversion of one location to drive-up only

Todd F. Clossin, President and Chief Executive Officer of WesBanco, commented, “2020 was a successful year for WesBanco, as measured by the more than ten thousand individuals, families, businesses, and non-profits we assisted as they navigated through the pandemic.  I am extremely proud of how our employees have responded this past year, from keeping our financial centers open throughout, working around the clock closing PPP loans to our commercial customers, and providing charitable donations to support those in need.  These actions speak loudly to our community bank roots.”

Mr. Clossin added, “Solid execution on our well-defined, long-term strategies allowed us to generate record annual pre-tax, pre-provision earnings of $263 million, when excluding restructuring and merger-related costs, during 2020.  In addition, we remained a well-capitalized financial institution, completed a preferred stock offering during August 2020 that was over-subscribed, and increased our allowance for credit losses.  Through our diversified growth engines supported by our strong teams and a continued focus on operating costs, we believe we are well-positioned for long-term success, and remain positive about our opportunities for the upcoming year.”

Financial Center Optimization Strategy

Reflecting the current operating environment and increased utilization of digital services, WesBanco previously announced a plan to accelerate its financial center optimization strategy across Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia.  On October 30, two centers were consolidated and another converted to drive-up only.  Recently, on January 22, 2021, 21 additional centers were consolidated into nearby locations and another converted to drive-up only.  The anticipated cost savings of approximately $6.0 to $6.5 million, approximately half of which will be utilized for growth and digital infrastructure initiatives, remain on plan to be phased-in during the first half of 2021.

Balance Sheet

Portfolio loans of $10.8 billion as of December 31, 2020 increased 5.1% when compared to the prior year period due primarily to participation in the SBA PPP.  During the fourth quarter, approximately 486 customers applied for and received forgiveness of their SBA PPP loans totaling $113.0 million.

Total deposits increased 13.0% year-over-year to $12.4 billion due primarily to CARES Act stimulus funds received and increased personal savings, which more than offset a $0.4 million reduction in certificates of deposit.  Deposits, excluding CDs, increased 20.8% year-over-year, driven by a 25.8% increase in total demand deposits, which represent approximately 56% of total deposits.

Credit Quality

As of December 31, 2020, total loans past due, non-performing loans, and non-performing assets as percentages of the portfolio and total assets have remained relatively low and consistent throughout the last five quarters.  In addition, annualized net loan charge-offs to average loans remained low for the quarter and year-to-date periods at two and six basis points, respectively.  Pandemic-related loan deferrals, under the CARES Act, have declined to $171.1 million, or 1.6% of total loans, as of December 31, with approximately $150 million of this total related to the hospitality industry.

Reflecting improved macroeconomic factors in the CECL calculation, the allowance for credit losses specific to total portfolio loans at December 31, 2020 was $185.8 million, or 1.72% of total loans; or, when excluding SBA PPP loans, 1.85% of total portfolio loans.  Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.37% of total loans.  The provision for credit losses was a negative $0.2 million for the quarter ended December 31, 2020.

Criticized and classified loan balances increased to 4.59% of total portfolio loans due to the fourth quarter net downgrades of $133.3 million of hospitality loans as a result of reduced occupancy and debt service coverage from the current pandemic-driven environment.  These downgraded loans may have received current or prior CARES Act qualifying loan deferrals, and had an average loan-to-value of approximately 60%, the majority of which are pre-pandemic, as well as strong guarantor support.  The Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (“Economic Aid Act”), which became law on December 27, 2020, added a new Second Draw PPP loan program that provides additional assistance to borrowers who previously received a SBA PPP loan. Included in this new authorization, hotels may be eligible for a forgivable loan up to three and one half times their average monthly payroll.

Net Interest Margin and Income

The net interest margin of 3.31% for the fourth quarter of 2020 was consistent with the third quarter’s 3.31% but, decreased 24 basis points year-over-year, primarily due to the lower interest rate environment from the five decreases in the Federal Reserve Board’s target federal funds rate, totaling 225 basis points, from July 2019 through March 2020, as well as a flattening of the yield curve.  Reflecting the significantly lower interest rate environment, we aggressively reduced our deposit rates throughout the year, which helped to lower deposit funding costs 40 basis points year-over-year to 23 basis points for the fourth quarter of 2020.  Further, we lowered the cost of borrowings 29 basis points year-over-year as we reduced fourth quarter average FHLB borrowings by $0.5 billion, or 41.8%, year-over-year to $0.7 billion, which have a remaining average life of less than one year.  Accretion from acquisitions benefited the fourth quarter net interest margin by 16 basis points, as compared to 22 basis points in the prior year period and 18 basis points during the third quarter of 2020.  Lastly, the funding of SBA PPP loans benefited the fourth quarter of 2020 net interest margin by a net two basis points, and will positively impact the net interest margin as the loans are forgiven during the next couple of quarters.

Net interest income increased $12.7 million, or 11.9%, during the fourth quarter of 2020, as compared to the same quarter of 2019, reflecting a 19.8% increase in average total earning assets driven by the OLBK acquisition, partially offset by the lower loan yields due to repricing of existing loans and lower new offered rates in the current market environment, and lower related accretion from purchase accounting.  For the twelve months ended December 31, 2020, net interest income increased $79.6 million, or 19.9%, despite an overall lower net interest margin, due to higher average total earning assets as discussed for the three-month period comparison, primarily from the OLBK acquisition.

Non-Interest Income

For the fourth quarter of 2020, non-interest income of $32.7 million increased $1.9 million, or 6.1%, from the fourth quarter of 2019, driven primarily by mortgage banking income, which was partially offset by lower service charges on deposits.  Reflecting the low interest rate environment and organic growth, mortgage banking fees increased $2.5 million, or 84.0%, compared to the prior year period, as residential mortgage origination dollar volume increased approximately 75% year-over-year, with roughly 65% of those originations sold into the secondary market.  Service charges on deposits were lower due to higher consumer deposits associated with CARES Act stimulus and lower general consumer spending, resulting in fewer eligible account fees.

Non-interest income, for the twelve months ended December 31, 2020, increased $11.5 million, or 9.8%, to $128.2 million due primarily to the items discussed above, as well as higher commercial customer loan swap-related income and lower electronic banking fees due to the limitation on interchange fees for debit card processing.  Loan swap-related income for the year was $6.1 million, an increase of $2.7 million year-over-year, reflecting commercial loan customer demand in the current rate environment.  The limitation on interchange fees, due to the Durbin amendment in the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), which took effect for WesBanco during the third quarter of 2019, negatively impacted fee income by approximately $5.4 million as compared to the prior year.

Non-Interest Expense

Total operating expenses continued to be well-controlled through company-wide efforts to effectively manage discretionary costs, employee headcount, and marketing expenses.  Despite an approximate 25% increase in size due to the OLBK acquisition, as well as the significantly lower interest rate environment, these strong efforts are demonstrated by efficiency ratios of 57.06% and 56.38% for the three-month and twelve-month periods ending December 31, 2020, respectively.  Excluding restructuring and merger-related expenses, non-interest expense for the three months ended December 31, 2020 increased $6.6 million, or 8.1%, to $87.6 million compared to the prior year period, primarily due to additional staffing and financial center locations from the OLBK acquisition and the mid-year annual salary increases, partially offset by discretionary cost controls resulting from the pandemic and planned cost savings from the OLBK merger.

On a similar basis, non-interest expense during the twelve months of 2020 increased $49.3 million, or 16.7%, compared to the prior year period, primarily due to the reasons as discussed for the three-month period.  In addition, FDIC insurance expense increased $5.8 million, or 295.4%, due to a higher assessment rate associated with our larger asset level, as well as the recording of a $3.1 million assessment credit in the prior year period.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, enhanced by a $150 million preferred stock capital raise during August 2020, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards.  At December 31, 2020, Tier I leverage was 10.51%, Tier I risk-based capital ratio was 14.72%, common equity Tier 1 capital ratio (“CET 1”) was 13.40%, and total risk-based capital was 17.57%.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the fourth quarter of 2020 at 10:00 a.m. ET on Wednesday, January 27, 2021.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10150966.  The replay will begin at approximately 12:00 p.m. ET on January 27, and end at 12 a.m. ET on February 10.  An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2019 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, June 30, and September 30, 2020, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A and under “Risk Factors” in Part II, Item 1A of WesBanco’s March 31, June 30, and September 30, 2020 Quarterly Reports on Form 10-Q.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions including the effects of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity.  WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel.  Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share.  Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively.  In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $5.0 billion of assets under management (as of December 31, 2020).  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 212 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia.  Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE:  WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Twelve Months Ended
STATEMENT OF INCOME	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change
Interest and dividend income
Loans, including fees	$114,582	$105,879	8.2	$465,677	$393,166	18.4
Interest and dividends on securities:
Taxable	10,892	16,586	(34.3)	53,594	65,648	(18.4)
Tax-exempt	4,059	4,563	(11.0)	16,999	20,006	(15.0)
Total interest and dividends on securities	14,951	21,149	(29.3)	70,593	85,654	(17.6)
Other interest income	945	1,281	(26.2)	5,007	5,433	(7.8)
Total interest and dividend income	130,478	128,309	1.7	541,277	484,253	11.8
Interest expense
Interest bearing demand deposits	1,099	4,054	(72.9)	7,069	16,805	(57.9)
Money market deposits	678	2,143	(68.4)	4,616	8,024	(42.5)
Savings deposits	280	935	(70.1)	1,802	2,995	(39.8)
Certificates of deposit	2,797	3,800	(26.4)	13,562	15,631	(13.2)
Total interest expense on deposits	4,854	10,932	(55.6)	27,049	43,455	(37.8)
Federal Home Loan Bank borrowings	3,719	7,279	(48.9)	24,701	26,548	(7.0)
Other short-term borrowings	275	1,009	(72.7)	1,729	5,401	(68.0)
Subordinated debt and junior subordinated debt	1,918	2,125	(9.7)	8,318	8,945	(7.0)
Total interest expense	10,766	21,345	(49.6)	61,797	84,349	(26.7)
Net interest income	119,712	106,964	11.9	479,480	399,904	19.9
Provision for credit losses	(209)	1,824	NM	107,741	11,198	NM
Net interest income after provision for credit losses	119,921	105,140	14.1	371,739	388,706	(4.4)
Non-interest income
Trust fees	6,754	6,699	0.8	26,335	26,579	(0.9)
Service charges on deposits	5,671	7,171	(20.9)	21,943	26,974	(18.7)
Electronic banking fees	4,424	4,336	2.0	17,524	22,634	(22.6)
Net securities brokerage revenue	1,402	1,393	0.6	6,189	6,990	(11.5)
Bank-owned life insurance	1,750	1,882	(7.0)	7,359	5,913	24.5
Mortgage banking income	5,442	2,957	84.0	22,736	8,219	176.6
Net securities gains	691	520	32.9	4,268	4,320	(1.2)
Net gain on other real estate owned and other assets	18	61	(70.5)	103	732	(85.9)
Other income	6,553	5,819	12.6	21,728	14,355	51.4
Total non-interest income	32,705	30,838	6.1	128,185	116,716	9.8
Non-interest expense
Salaries and wages	39,140	36,984	5.8	153,166	132,485	15.6
Employee benefits	10,608	9,894	7.2	41,723	39,313	6.1
Net occupancy	6,771	6,162	9.9	27,580	22,505	22.6
Equipment	6,810	5,570	22.3	24,801	20,494	21.0
Marketing	1,675	2,059	(18.6)	5,957	6,062	(1.7)
FDIC insurance	1,278	668	91.3	7,734	1,956	295.4
Amortization of intangible assets	3,327	2,916	14.1	13,411	10,340	29.7
Restructuring and merger-related expense	484	11,522	(95.8)	9,725	16,397	(40.7)
Other operating expenses	17,976	16,781	7.1	70,748	62,656	12.9
Total non-interest expense	88,069	92,556	(4.8)	354,845	312,208	13.7
Income before provision for income taxes	64,557	43,422	48.7	145,079	193,214	(24.9)
Provision for income taxes	11,703	7,046	66.1	23,035	34,341	(32.9)
Net Income	52,854	36,376	45.3	122,044	158,873	(23.2)
Preferred stock dividends	2,644	-	100.0	2,644	-	100.0
Net income available to common shareholders	$50,210	$36,376	38.0	$119,400	$158,873	(24.8)

Taxable equivalent net interest income	$120,790	$108,177	11.7	$483,999	$405,222	19.4

Per common share data
Net income per common share - basic	$0.75	$0.60	25.0	$1.78	$2.83	(37.1)
Net income per common share - diluted	0.75	0.60	25.0	1.77	2.83	(37.5)
Net income per common share - diluted, excluding certain items (1)(2)	0.76	0.75	1.3	1.88	3.06	(38.6)
Dividends declared	0.32	0.31	3.2	1.28	1.24	3.2
Book value (period end)	38.84	38.24	1.6	38.84	38.24	1.6
Tangible book value (period end) (1)	21.75	21.55	0.9	21.75	21.55	-
Average common shares outstanding - basic	67,238,005	60,461,325	11.2	67,260,796	56,108,084	19.9
Average common shares outstanding - diluted	67,304,442	60,562,366	11.1	67,310,584	56,214,364	19.7
Period end common shares outstanding	67,254,706	67,824,428	(0.8)	67,254,706	67,824,428	(0.8)
Period end preferred shares outstanding	150,000	-	100.0	150,000	-	100.0

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM -Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Twelve Months Ended
	December 31,
	2020	2019	% Change
Return on average assets	0.73%	1.24%	(41.13)%
Return on average assets, excluding
after-tax restructuring and merger-related expenses (1)	0.77	1.34	(42.54)
Return on average equity	4.50	7.49	(39.92)
Return on average equity, excluding
after-tax restructuring and merger-related expenses (1)	4.79	8.11	(40.94)
Return on average tangible equity (1)	8.61	14.01	(38.54)
Return on average tangible equity, excluding
after-tax restructuring and merger-related expenses (1)	9.12	15.10	(39.60)
Return on average tangible common equity (1)	8.94	14.01	(36.19)
Return on average tangible common equity, excluding
after-tax restructuring and merger-related expenses (1)	9.47	15.10	(37.28)
Yield on earning assets (2)	3.80	4.37	(13.04)
Cost of interest bearing liabilities	0.63	1.05	(40.00)
Net interest spread (2)	3.17	3.32	(4.52)
Net interest margin (2)	3.37	3.62	(6.91)
Efficiency (1) (2)	56.38	56.68	(0.53)
Average loans to average deposits	91.66	88.59	3.47
Annualized net loan charge-offs/average loans	0.06	0.09	(33.33)
Effective income tax rate	15.88	17.77	(10.64)

	For the Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2020	2020	2020	2020	2019
Return on average assets	1.21%	0.98%	0.11%	0.60%	1.04%
Return on average assets, excluding
after-tax restructuring and merger-related expenses (1)	1.22	1.05	0.12	0.70	1.30
Return on average equity	7.28	6.17	0.69	3.63	6.20
Return on average equity, excluding
after-tax restructuring and merger-related expenses (1)	7.33	6.60	0.75	4.26	7.75
Return on average tangible equity (1)	13.18	11.56	1.98	7.07	11.53
Return on average tangible equity, excluding
after-tax restructuring and merger-related expenses (1)	13.28	12.31	2.08	8.18	14.24
Return on average tangible common equity (1)	14.49	12.21	1.98	7.07	11.53
Return on average tangible common equity, excluding			.
after-tax restructuring and merger-related expenses (1)	14.60	13.00	2.08	8.18	14.24
Yield on earning assets (2)	3.61	3.66	3.75	4.19	4.25
Cost of interest bearing liabilities	0.45	0.53	0.63	0.91	0.99
Net interest spread (2)	3.16	3.13	3.12	3.28	3.26
Net interest margin (2)	3.31	3.31	3.32	3.54	3.55
Efficiency (1) (2)	57.06	55.23	55.57	57.69	58.29
Average loans to average deposits	89.64	90.88	91.87	94.61	90.78
Annualized net loan charge-offs and recoveries /average loans	0.02	(0.00)	0.07	0.18	0.20
Effective income tax rate	18.13	15.66	0.93	13.40	16.23
Trust assets, market value at period end	$5,025,565	$4,649,054	$4,487,042	$4,082,141	$4,719,966

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares)

					% Change
	December 31,			September 30,	September 30, 2020
Balance sheets	2020	2019	% Change	2020	to December 31, 2020
Assets
Cash and due from banks	$184,361	$182,905	0.8	$215,982	(14.6)
Due from banks - interest bearing	721,086	51,891	NM	544,284	32.5
Securities:
Equity securities, at fair value	13,047	12,343	5.7	12,516	4.2
Available-for-sale debt securities, at fair value	1,978,136	2,393,558	(17.4)	2,045,924	(3.3)
Held-to-maturity debt securities (fair values of $768,183; $874,523 and $782,401, respectively)	731,212	851,753	(14.2)	746,767	(2.1)
Allowance for credit losses, held-to-maturity debt securities	(326)	-	(100.0)	(461)	29.3
Net held-to-maturity debt securities	730,886	851,753	(14.2)	746,306	(2.1)
Total securities	2,722,069	3,257,654	(16.4)	2,804,746	(2.9)
Loans held for sale	168,378	43,013	291.5	134,151	25.5
Portfolio loans:
Commercial real estate	5,705,392	5,725,008	(0.3)	5,708,648	(0.1)
Commercial and industrial	2,407,438	1,644,699	46.4	2,507,235	(4.0)
Residential real estate	1,720,961	1,873,647	(8.1)	1,798,019	(4.3)
Home equity	646,387	649,678	(0.5)	647,052	(0.1)
Consumer	309,055	374,953	(17.6)	328,592	(5.9)
Total portfolio loans, net of unearned income	10,789,233	10,267,985	5.1	10,989,546	(1.8)
Allowance for credit losses - loans (1)	(185,827)	(52,429)	(254.4)	(185,109)	(0.4)
Net portfolio loans	10,603,406	10,215,556	3.8	10,804,437	(1.9)
Premises and equipment, net	249,421	261,014	(4.4)	248,491	0.4
Accrued interest receivable	66,790	43,648	53.0	65,023	2.7
Goodwill and other intangible assets, net	1,163,091	1,149,153	1.2	1,165,566	(0.2)
Bank-owned life insurance	306,038	299,516	2.2	304,288	0.6
Other assets	240,970	215,762	11.7	265,172	(9.1)
Total Assets	$16,425,610	$15,720,112	4.5	$16,552,140	(0.8)
Liabilities
Deposits:
Non-interest bearing demand	$4,070,835	$3,178,270	28.1	$4,073,305	(0.1)
Interest bearing demand	2,839,536	2,316,855	22.6	2,633,601	7.8
Money market	1,685,927	1,518,314	11.0	1,619,410	4.1
Savings deposits	2,214,565	1,934,647	14.5	2,167,597	2.2
Certificates of deposit	1,618,510	2,055,920	(21.3)	1,707,512	(5.2)
Total deposits	12,429,373	11,004,006	13.0	12,201,425	1.9
Federal Home Loan Bank borrowings	549,003	1,415,615	(61.2)	794,621	(30.9)
Other short-term borrowings	241,950	282,362	(14.3)	381,909	(36.6)
Subordinated debt and junior subordinated debt	192,291	199,869	(3.8)	192,150	0.1
Total borrowings	983,244	1,897,846	(48.2)	1,368,680	(28.2)
Accrued interest payable	4,314	8,077	(46.6)	5,014	(14.0)
Other liabilities	251,942	216,262	16.5	244,055	3.2
Total Liabilities	13,668,873	13,126,191	4.1	13,819,174	(1.1)
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized in 2020 and 2019, respectively; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding at December 31, 2020 and 0 shares issued and outstanding at December 31, 2019, respectively.	144,484	-	100.0	144,529	(0.0)
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2020 and 2019, respectively; 68,081,306, 68,078,116 and 68,081,306 shares issued, respectively; 67,254,706, 67,824,428 and 67,216,012 shares outstanding, respectively	141,834	141,827	0.0	141,834	-
Capital surplus	1,634,815	1,636,966	(0.1)	1,634,172	0.0
Retained earnings	831,688	824,694	0.8	802,892	3.6
Treasury stock ( 826,600, 253,688 and 865,294 shares - at cost, respectively)	(25,949)	(9,463)	(174.2)	(27,403)	5.3
Accumulated other comprehensive income	31,359	1,201	NM	38,301	(18.1)
Deferred benefits for directors	(1,494)	(1,304)	(14.6)	(1,359)	(9.9)
Total Shareholders' Equity	2,756,737	2,593,921	6.3	2,732,966	0.9
Total Liabilities and Shareholders' Equity	$16,425,610	$15,720,112	4.5	$16,552,140	(0.8)

(1) Allowance for credit losses - loans as of December 31, 2020 and September 30, 2020 includes a day 1 adjustment of $41.4 million due to the adoption of ASU 2016-13.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2020		2019		2020		2019
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$661,696	0.12%	$67,820	2.00%	$548,078	0.21%	$71,312	2.41%
Loans, net of unearned income (1)	11,056,512	4.12	8,842,437	4.75	10,874,763	4.28	7,991,107	4.92
Securities: (2)
Taxable	2,144,038	2.02	2,474,024	2.68	2,281,905	2.35	2,366,631	2.77
Tax-exempt (3)	594,559	3.44	655,443	3.52	616,808	3.49	722,388	3.51
Total securities	2,738,597	2.33	3,129,467	2.86	2,898,713	2.59	3,089,019	2.95
Other earning assets	42,797	6.91	59,750	6.31	60,054	6.38	53,919	6.89
Total earning assets (3)	14,499,602	3.61%	12,099,474	4.25%	14,381,608	3.80%	11,205,357	4.37%
Other assets	2,047,159		1,819,956		2,061,096		1,648,563
Total Assets	$16,546,761		$13,919,430		$16,442,704		$12,853,920

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$2,730,976	0.16%	$2,224,423	0.72%	$2,572,248	0.27%	$2,155,211	0.78%
Money market accounts	1,672,597	0.16	1,291,999	0.66	1,611,135	0.29	1,165,346	0.69
Savings deposits	2,181,804	0.05	1,799,617	0.21	2,084,576	0.09	1,705,858	0.18
Certificates of deposit	1,663,558	0.67	1,613,060	0.93	1,814,693	0.75	1,442,745	1.08
Total interest bearing deposits	8,248,935	0.23	6,929,099	0.63	8,082,652	0.33	6,469,160	0.67
Federal Home Loan Bank borrowings	691,183	2.14	1,188,220	2.43	1,135,934	2.17	1,074,715	2.47
Other borrowings	342,659	0.32	304,554	1.31	357,100	0.48	317,585	1.70
Subordinated debt and junior subordinated debt	192,200	3.97	174,067	4.84	193,693	4.29	170,983	5.23
Total interest bearing liabilities	9,474,977	0.45%	8,595,940	0.99%	9,769,379	0.63%	8,032,443	1.05%
Non-interest bearing demand deposits	4,084,889		2,811,367		3,781,583		2,550,864
Other liabilities	241,959		183,002		240,340		150,618
Shareholders' equity	2,744,936		2,329,121		2,651,402		2,119,995
Total Liabilities and Shareholders' Equity	$16,546,761		$13,919,430		$16,442,704		$12,853,920
Taxable equivalent net interest spread		3.16%		3.26%		3.17%		3.32%
Taxable equivalent net interest margin		3.31%		3.55%		3.37%		3.62%

(1)

Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $6.7 million and $0.5 million for the three months ended December 31, 2020 and 2019, respectively, and were $16.2 million and $1.8 million for the years ended December 31, 2020 and 2019, respectively. As part of loan fees for both the three months and year ended December 31, 2020, PPP loan fees were $5.7 million and $13.4 million. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $4.6 million and $4.9 million for the three months ended December 31, 2020 and 2019, respectively, and was $17.0 million and $17.9 million for the years ended December 31, 2020 and 2019, respectively. Accretion on interest bearing liabilities acquired from prior acquisitions was $1.5 million and $1.9 million for the three months ended December 31, 2020 and 2019, respectively, and was $9.5 million and $2.8 million for the years ended December 31, 2020 and 2019, respectively.

(2)	Average yields on available-for-sale securities are calculated based on amortized cost.
(3)	Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Statement of Income	2020	2020	2020	2020	2019
Interest and dividend income
Loans, including fees	$114,582	$116,524	$115,068	$119,503	$105,879
Interest and dividends on securities:
Taxable	10,892	11,669	14,047	16,986	16,586
Tax-exempt	4,059	4,182	4,302	4,456	4,563
Total interest and dividends on securities	14,951	15,851	18,349	21,442	21,149
Other interest income	945	1,282	1,277	1,503	1,281
Total interest and dividend income	130,478	133,657	134,694	142,448	128,309
Interest expense
Interest bearing demand deposits	1,099	1,225	1,350	3,393	4,054
Money market deposits	678	707	879	2,352	2,143
Savings deposits	280	303	297	923	935
Certificates of deposit	2,797	3,197	3,514	4,054	3,800
Total interest expense on deposits	4,854	5,432	6,040	10,723	10,932
Federal Home Loan Bank borrowings	3,719	5,457	7,293	8,232	7,279
Other short-term borrowings	275	304	279	870	1,009
Subordinated debt and junior subordinated debt	1,918	1,871	2,069	2,461	2,125
Total interest expense	10,766	13,064	15,681	22,286	21,345
Net interest income	119,712	120,593	119,013	120,162	106,964
Provision for credit losses	(209)	16,288	61,841	29,821	1,824
Net interest income after provision for credit losses	119,921	104,305	57,172	90,341	105,140
Non-interest income
Trust fees	6,754	6,426	6,202	6,952	6,699
Service charges on deposits	5,671	5,332	4,323	6,617	7,171
Electronic banking fees	4,424	4,780	4,066	4,254	4,336
Net securities brokerage revenue	1,402	1,725	1,384	1,679	1,393
Bank-owned life insurance	1,750	2,088	1,752	1,769	1,882
Mortgage banking income	5,442	8,488	7,531	1,276	2,957
Net securities gains	691	787	1,299	1,491	520
Net gain / (loss) on other real estate owned and other assets	18	(19)	(66)	169	61
Other income	6,553	5,005	6,369	3,802	5,819
Total non-interest income	32,705	34,612	32,860	28,009	30,838
Non-interest expense
Salaries and wages	39,140	38,342	36,773	38,910	36,984
Employee benefits	10,608	10,604	10,138	10,373	9,894
Net occupancy	6,771	7,092	6,634	7,084	6,162
Equipment	6,810	6,229	5,722	6,039	5,570
Marketing	1,675	1,577	1,567	1,138	2,059
FDIC insurance	1,278	1,948	2,395	2,113	668
Amortization of intangible assets	3,327	3,346	3,365	3,374	2,916
Restructuring and merger-related expense	484	3,608	468	5,164	11,522
Other operating expenses	17,976	17,198	18,440	17,138	16,781
Total non-interest expense	88,069	89,943	85,502	91,333	92,556
Income before provision for income taxes	64,557	48,974	4,530	27,017	43,422
Provision for income taxes	11,703	7,669	42	3,621	7,046
Net Income	52,854	41,305	4,488	23,396	36,376
Preferred stock dividends	2,644	-	-	-	-
Net income available to common shareholders	$50,210	$41,305	$4,488	$23,396	$36,376

Taxable equivalent net interest income	$120,790	$121,705	$120,156	$121,346	$108,177

Per common share data
Net income per common share - basic	$0.75	$0.61	$0.07	$0.34	$0.60
Net income per common share - diluted	0.75	0.61	0.07	0.34	0.60
Net income per common share - diluted, excluding certain items (1)(2)	0.76	0.66	0.07	0.40	0.75
Dividends declared	0.32	0.32	0.32	0.32	0.31
Book value (period end)	38.84	38.51	38.23	38.56	38.24
Tangible book value (period end) (1)	21.75	21.39	21.10	21.36	21.55
Average common shares outstanding - basic	67,238,005	67,214,759	67,104,828	67,486,550	60,461,325
Average common shares outstanding - diluted	67,304,442	67,269,303	67,181,756	67,587,446	60,562,366
Period end common shares outstanding	67,254,706	67,216,012	67,211,192	67,058,155	67,824,428
Period end preferred shares outstanding	150,000	150,000	-	-	-
Full time equivalent employees	2,612	2,618	2,676	2,703	2,705

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2020		2020		2020		2020		2019
Non-performing assets:
Troubled debt restructurings - accruing	$3,927		$4,191		$5,105		$5,434		$5,431
Non-accrual loans:
Troubled debt restructurings	1,828		1,818		1,339		1,571		1,422
Other non-accrual loans (1)	35,052		35,448		34,119		32,796		43,491
Total non-accrual loans	36,880		37,266		35,458		34,367		44,913
Total non-performing loans	40,807		41,457		40,563		39,801		50,344
Other real estate and repossessed assets	549		738		1,212		1,083		4,178
Total non-performing assets	$41,356		$42,195		$41,775		$40,884		$54,522

Past due loans (1):
Loans past due 30-89 days	$31,596		$17,338		$30,595		$32,805		$36,330
Loans past due 90 days or more	8,846		10,170		36,903		14,287		11,613
Total past due loans	$40,442		$27,508		$67,498		$47,092		$47,943

Criticized and classified loans (2):
Criticized loans	$362,295		$248,264		$148,580		$120,801		$118,959
Classified loans	132,650		108,594		98,127		95,162		103,519
Total criticized and classified loans	$494,945		$356,858		$246,707		$215,963		$222,478

Loans past due 30-89 days / total portfolio loans (3)	0.29%		0.16%		0.28%		0.32%		0.35%
Loans past due 90 days or more / total portfolio loans	0.08		0.09		0.33		0.14		0.11
Non-performing loans / total portfolio loans	0.38		0.38		0.37		0.38		0.49
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.38		0.38		0.38		0.39		0.53
Non-performing assets / total assets	0.25		0.26		0.25		0.26		0.35
Criticized and classified loans / total portfolio loans	4.59		3.25		2.23		2.09		2.17

Allowance for credit losses
Allowance for credit losses - loans (4)	$185,827		$185,109		$168,475		$114,272		$52,429
Provision for credit losses (5)	(209)		16,288		61,841		29,821		1,824
Net loan and deposit account overdraft charge-offs	524		(133)		1,942		4,716		4,476
Annualized net loan charge-offs and recoveries / average loans	0.02%		(0.00)%		0.07%		0.18%		0.20%
Allowance for credit losses - loans / total portfolio loans	1.72%		1.68%		1.52%		1.10%		0.51%
Allowance for credit losses - loans / total portfolio loans excluding PPP loans	1.85%		1.83%		1.65%		1.10%		0.51%
Allowance for credit losses - loans / non-performing loans	4.55	x	4.47	x	4.15	x	2.87	x	1.04	x
Allowance for credit losses - loans / non-performing loans and loans past due	2.29	x	2.68	x	1.56	x	1.32	x	0.53	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2020		2020		2020		2020		2019
Capital ratios
Tier I leverage capital	10.51%		10.18%		9.09%		9.64%		11.30%
Tier I risk-based capital	14.72		14.29		12.59		12.51		12.89
Total risk-based capital	17.57		17.18		15.33		14.83		15.12
Common equity tier 1 capital ratio (CET 1)	13.40		12.99		12.59		12.51		12.89
Average shareholders' equity to average assets	16.59		15.92		15.57		16.43		16.73
Tangible equity to tangible assets (6)	10.52		10.27		9.09		9.65		10.02
Tangible common equity to tangible assets (6)	9.58		9.33		9.09		9.65		10.02

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) Total portfolio loans includes $726.3 million of PPP loans as of December 31, 2020.

(4) Excludes the allowance for credit losses - loan commitments, which is included in other liabilities, of $9.5 million, $10.8 million and $10.7 million as of December 31, 2020, September 30, 2020 and June 30, 2020, respectively.

(5) The provision for credit losses includes ($1.3) million, $0.1 million and $5.1 million for loan commitments for the three months ended December 31, 2020, September 30, 2020 and June 30, 2020, respectively.

(6) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2020	2020	2020	2020	2019	2020	2019
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$50,210	$41,305	$4,488	$23,396	$36,376	$119,400	$158,873
Plus: after-tax restructuring and merger-related expenses (1)	383	2,850	370	4,080	9,102	7,683	12,954
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	50,593	44,155	4,858	27,476	45,478	127,083	171,827

Average total assets	$16,546,761	$16,719,717	$16,715,211	$15,784,939	$13,919,430	$16,442,704	$12,853,920

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	1.22%	1.05%	0.12%	0.70%	1.30%	0.77%	1.34%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$50,210	$41,305	$4,488	$23,396	$36,376	$119,400	$158,873
Plus: after-tax restructuring and merger-related expenses (1)	383	2,850	370	4,080	9,102	7,683	12,954
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	50,593	44,155	4,858	27,476	45,478	127,083	171,827

Average total shareholders' equity	2,744,936	2,662,513	2,602,938	2,594,069	2,329,121	2,651,402	2,119,995

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	7.33%	6.60%	0.75%	4.26%	7.75%	4.79%	8.11%

Return on average tangible equity:
Net income available to common shareholders	$50,210	$41,305	$4,488	$23,396	$36,376	$119,400	$158,873
Plus: amortization of intangibles (1)	2,628	2,643	2,658	2,665	2,304	10,595	8,169
Net income available to common shareholders before amortization of intangibles	52,838	43,948	7,146	26,061	38,680	129,995	167,042

Average total shareholders' equity	2,744,936	2,662,513	2,602,938	2,594,069	2,329,121	2,651,402	2,119,995
Less: average goodwill and other intangibles, net of def. tax liability	(1,150,184)	(1,150,549)	(1,152,856)	(1,112,327)	(997,658)	(1,141,528)	(927,974)
Average tangible equity	$1,594,752	$1,511,964	$1,450,082	$1,481,742	$1,331,463	$1,509,874	$1,192,021

Return on average tangible equity (annualized) (2)	13.18%	11.56%	1.98%	7.07%	11.53%	8.61%	14.01%

Average tangible common equity	$1,450,243	$1,431,657	$1,450,082	$1,481,742	$1,331,463	$1,453,363	$1,192,021
Return on average common tangible equity (annualized) (2)	14.49%	12.21%	1.98%	7.07%	11.53%	8.94%	14.01%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$50,210	$41,305	$4,488	$23,396	$36,376	$119,400	$158,873
Plus: after-tax restructuring and merger-related expenses (1)	383	2,850	370	4,080	9,102	7,683	12,954
Plus: amortization of intangibles (1)	2,628	2,643	2,658	2,665	2,304	10,595	8,169
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	53,221	46,798	7,516	30,141	47,782	137,678	179,996

Average total shareholders' equity	2,744,936	2,662,513	2,602,938	2,594,069	2,329,121	2,651,402	2,119,995
Less: average goodwill and other intangibles, net of def. tax liability	(1,150,184)	(1,150,549)	(1,152,856)	(1,112,327)	(997,658)	(1,141,528)	(927,974)
Average tangible equity	$1,594,752	$1,511,964	$1,450,082	$1,481,742	$1,331,463	$1,509,874	$1,192,021

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	13.28%	12.31%	2.08%	8.18%	14.24%	9.12%	15.10%

Average tangible equity	$1,450,243	$1,431,657	$1,450,082	$1,481,742	$1,331,463	$1,453,363	$1,192,021
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	14.60%	13.00%	2.08%	8.18%	14.24%	9.47%	15.10%

Efficiency ratio:

Non-interest expense	$88,069	$89,943	$85,502	$91,333	$92,556	$354,845	$312,208
Less: restructuring and merger-related expense	(484)	(3,608)	(468)	(5,164)	(11,522)	(9,725)	(16,397)
Non-interest expense excluding restructuring and merger-related expense	87,585	86,335	85,034	86,169	81,034	345,120	295,811

Net interest income on a fully taxable equivalent basis	120,790	121,705	120,156	121,346	108,177	483,999	405,222
Non-interest income	32,705	34,612	32,860	28,009	30,838	128,185	116,716
Net interest income on a fully taxable equivalent basis plus non-interest income	$153,495	$156,317	$153,016	$149,355	$139,015	$612,184	$521,938
Efficiency Ratio	57.06%	55.23%	55.57%	57.69%	58.29%	56.38%	56.68%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$50,210	$41,305	$4,488	$23,396	$36,376	$119,400	$158,873
Add: After-tax restructuring and merger-related expenses (1)	383	2,850	370	4,080	9,102	7,683	12,954
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$50,593	$44,155	$4,858	$27,476	$45,478	$127,083	$171,827

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.75	$0.61	$0.07	$0.35	$0.60	$1.77	$2.83
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.01	0.05	(0.00)	0.06	0.15	0.11	0.23
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.76	$0.66	$0.07	$0.41	$0.75	$1.88	$3.06

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2020	2020	2020	2020	2019
Tangible book value per share:
Total shareholders' equity	$2,756,737	$2,732,966	$2,569,521	$2,586,060	$2,593,921
Less: goodwill and other intangible assets, net of def. tax liability	(1,149,161)	(1,150,939)	(1,151,523)	(1,154,033)	(1,132,262)
Less: preferred shareholders' equity	(144,484)	(144,529)	-	-	-
Tangible common equity	1,463,092	1,437,498	1,417,998	1,432,027	1,461,659

Common shares outstanding	67,254,706	67,216,012	67,211,192	67,058,155	67,824,428

Tangible book value per share	$21.75	$21.39	$21.10	$21.36	$21.55

Tangible common equity to tangible assets:
Total shareholders' equity	$2,756,737	$2,732,966	$2,569,521	$2,586,060	$2,593,921
Less: goodwill and other intangible assets, net of def. tax liability	(1,149,161)	(1,150,939)	(1,151,523)	(1,154,033)	(1,132,262)
Tangible equity	1,607,576	1,582,027	1,417,998	1,432,027	1,461,659
Less: preferred shareholders' equity	(144,484)	(144,529)	-	-	-
Tangible common equity	1,463,092	1,437,498	1,417,998	1,432,027	1,461,659

Total assets	16,425,610	16,552,140	16,755,395	15,995,572	15,720,112
Less: goodwill and other intangible assets, net of def. tax liability	(1,149,161)	(1,150,939)	(1,151,523)	(1,154,033)	(1,132,262)
Tangible assets	$15,276,449	$15,401,201	$15,603,872	$14,841,539	$14,587,850

Tangible equity to tangible assets	10.52%	10.27%	9.09%	9.65%	10.02%

Tangible common equity to tangible assets	9.58%	9.33%	9.09%	9.65%	10.02%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2020	2020	2020	2020	2019	2020	2019
Pre-tax, pre-provision income:
Income before provision for income taxes	$64,557	$48,974	$4,530	$27,017	$43,422	$145,079	$193,214
Add: provision for credit losses	(209)	16,288	61,841	29,821	1,824	107,741	11,198
Pre-tax, pre-provision income	$64,348	$65,262	$66,371	$56,838	$45,246	$252,820	$204,412

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$64,557	$48,974	$4,530	$27,017	$43,422	$145,079	$193,214
Add: provision for credit losses	(209)	16,288	61,841	29,821	1,824	107,741	11,198
Add: restructuring and merger-related expenses	484	3,608	468	5,164	11,522	9,725	16,397
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$64,832	$68,870	$66,839	$62,002	$56,768	$262,545	$220,809

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$64,557	$48,974	$4,530	$27,017	$43,422	$145,079	$193,214
Add: provision for credit losses	(209)	16,288	61,841	29,821	1,824	107,741	11,198
Add: restructuring and merger-related expenses	484	3,608	468	5,164	11,522	9,725	16,397
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	64,832	68,870	66,839	62,002	56,768	262,545	220,809

Average total assets	$16,546,761	$16,719,717	$16,715,211	$15,784,939	$13,919,430	$16,442,704	$12,853,920

Return on average assets, excluding certain items (annualized) (1) (2)	1.56%	1.64%	1.61%	1.58%	1.62%	1.60%	1.72%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$64,557	$48,974	$4,530	$27,017	$43,422	$145,079	$193,214
Add: provision for credit losses	(209)	16,288	61,841	29,821	1,824	107,741	11,198
Add: restructuring and merger-related expenses	484	3,608	468	5,164	11,522	9,725	16,397
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	64,832	68,870	66,839	62,002	56,768	262,545	220,809

Average total shareholders' equity	$2,744,936	$2,662,513	$2,602,938	$2,594,069	$2,329,121	$2,651,402	$2,119,995

Return on average equity, excluding certain items (annualized) (1) (2)	9.40%	10.29%	10.33%	9.61%	9.67%	9.90%	10.42%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$64,557	$48,974	$4,530	$27,017	$43,422	$145,079	$193,214
Add: provision for credit losses	(209)	16,288	61,841	29,821	1,824	107,741	11,198
Add: amortization of intangibles	3,327	3,346	3,365	3,374	2,916	13,411	10,340
Add: restructuring and merger-related expenses	484	3,608	468	5,164	11,522	9,725	16,397
Income before provision, restructuring and merger-related expenses and amortization of intangibles	68,159	72,216	70,204	65,376	59,684	275,956	231,149

Average total shareholders' equity	2,744,936	2,662,513	2,602,938	2,594,069	2,329,121	2,651,402	2,119,995
Less: average goodwill and other intangibles, net of def. tax liability	(1,150,184)	(1,150,549)	(1,152,856)	(1,112,327)	(997,658)	(1,141,528)	(927,974)
Average tangible equity	$1,594,752	$1,511,964	$1,450,082	$1,481,742	$1,331,463	$1,509,874	$1,192,021

Return on average tangible equity, excluding certain items (annualized) (1) (2)	17.00%	19.00%	19.47%	17.75%	17.78%	18.28%	19.39%

Average tangible common equity	$1,450,243	$1,431,657	$1,450,082	$1,481,742	$1,331,463	$1,453,363	$1,192,021
Return on average tangible common equity, excluding provision items (annualized) (1) (2)	18.70%	20.07%	19.47%	17.75%	17.78%	18.99%	19.39%
(1)	Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2)	The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.